SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT



               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 3, 1995



                       APPLIED POWER INC.
     (Exact name of Registrant as specified in its charter)


          Wisconsin                1-11288             39-0168610
(State or other jurisdiction   (Commission File  (I.R.S. Employer
     of incorporation)             Number)    Identification No.)




                 13000 West Silver Spring Drive
                     Butler, Wisconsin 53007

   Mailing address:  P.O. Box 325, Milwaukee, Wisconsin 53201
       (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:(414) 781-6600






  (Former name or former address, if changed since last report)

Item 5.  Other Events.

          On March 3, 1995, Applied Power Inc. issued a press release announcing the refinancing of all $64 million of its 9.92% Senior Unsecured Notes on March 30, 1995. The release reported that the Company would be recording a net extraordinary charge of approximately $5 million in the quarter ending February 28, 1995 as a result of the early extinguishment of the Senior Unsecured Notes. The release also indicated that the Company's results for the second quarter would include a foreign exchange loss of approximately $1.3 million, or $0.06 per share, resulting from the recent devaluation of the Mexican peso. The press release is incorporated herein by reference to Exhibit 20 of this Report, to which the reader is referred for more information.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits:

               See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.
PAGE

                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                              APPLIED POWER INC.



Date:  March 3, 1995          By:  /s/ Robert C. Arzbaecher
                                   Robert C. Arzbaecher
                                   Vice President and
                                   Chief Financial Officer

                     APPLIED POWER INC.

                        EXHIBIT INDEX
                             to
                   FORM 8-K CURRENT REPORT
                     Dated March 3, 1995



Exhibit                             Filed
Number         Description         Herewith

  20           Press Release           X
               dated March 3,
               1995 regarding
               refinancing of
               9.92% Senior
               Unsecured Notes
               and foreign
               exchange loss